UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

December 9, 2024
Date of Report (Date of earliest event reported)

PLAYAGS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-38357	46-3698600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6775 S. Edmond St., Suite #300
Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)

(702) 722-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

On May 8, 2024, PlayAGS, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bingo Holdings I, LLC, a Delaware limited liability company (“Parent”) and an affiliate of Brightstar Capital Partners, and Bingo Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”, and together with the other transactions contemplated by the Merger Agreement, the “Proposed Transaction”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The consummation of the Proposed Transaction is conditioned upon, among other matters, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The applicable waiting period under the HSR Act expired at 11:59 p.m., Eastern Time, on December 9, 2024. The Proposed Transaction is expected to close in the second half of 2025, subject to other conditions and regulatory approvals.

Forward-Looking Statements

Certain information in this Form 8-K may contain forward-looking statements which include, but are not limited to, all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the timing, completion and effects of the Proposed Transaction. In some cases, these statements include words like: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” and “ongoing,” or the negatives of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including, but not limited to, risks and uncertainties related to: the ability of the parties to consummate the Proposed Transaction in a timely manner or at all; the satisfaction (or waiver) of closing conditions to the consummation of the Proposed Transaction, including with respect to the approval of the Company’s stockholders; potential delays in consummating the Proposed Transaction; the ability of the Company to timely and successfully achieve the anticipated benefits of the Proposed Transaction; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the definitive agreement; the effect of the announcement or pendency of the Proposed Transaction on the Company’s business relationships, operating results and business generally; costs related to the Proposed Transaction; the outcome of any legal proceedings that may be instituted against the Company, Brightstar or any of their respective directors or officers related to the definitive agreement or the Proposed Transaction; and the impact of these costs and other liabilities on the cash, property, and other assets available for distribution to the Company’s stockholders. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s most annual and quarterly reports filed with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on the Company’s web page at https://investors.playags.com/financial-information/sec-filings.

The forward-looking statements included in this Form 8-K are made only as of the date hereof or thereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2024	PlayAGS, Inc.

	By:	/s/ Kimo Akiona
Name: Kimo Akiona
Chief Financial Officer